As filed with the Securities and Exchange Commission on June 28, 2024

Registration Statement No. 333-274354

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAG MILE CAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Oklahoma	6531	87-1614433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1141 W. Randolph St.

Suite 200

Chicago, IL. 60607

(312) 642-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rushi Shah, CEO

1141 W. Randolph St.

Suite 200

Chicago, IL. 60607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ernest M. Stern, Esq.

Culhane PLLC

1701 Pennsylvania Avenue, N.W.

Suite 200

Washington, D.C. 20006

(301) 910-2030

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Mag Mile Capital, Inc. (the “Company” or “we”) hereby amends Amendment No. 5 to its Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2024 (this “Registration Statement”) to revise Exhibit 5.1 in response to a telephonic request from the Commission to state, if true, that the shares of the Company’s common stock held by the Selling Shareholders (as that term is defined in the prospectus which is included as part of this Registration Statement) are fully paid and non-assessable. Exhibit 5.1 has been revised to make this statement.

EXHIBIT INDEX

Exhibit No.
2.1*+	Reorganization Agreement dated March 30, 2023, between Myson, Inc. and Megamile Capital, Inc.

2.2	Certificate of Merger of Myson, Inc. and Megamile Capital, Inc. dated April 12, 2023

3.1*	Certificate of Incorporation of Myson, Inc.

3.2	Amendment to Certificate of Incorporation to Change the Company’s Name to Mag Mile Capital, Inc.

3.3*	Bylaws of Myson, Inc.

5.1	Opinion of Derryberry & Naifeh, LLP

10.1	Warrant dated April 4, 2023 between Myson, Inc. and GK Partners AsP

10.2*	Employment Agreement dated March 30, 2023 between the Company and Rushi Shah

10.3#	2023 Stock Incentive Plan

23.1	Consent of .Olayinka Oyebola & Co.

23.2	Consent of Fruci & Associates II, PLLC

23.3	Consent of Derryberry & Naifeh, LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Filing Fee Table

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Incorporated by reference to the Company’s Current Report on Form 8-K filed March 31, 2023.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on June 28, 2024.

MAG MILE CAPITAL, INC.

By:	/s/ Rushi Shah
Name:	Rushi Shah
Title:	President, Chief Executive Officer and CFO (Principal Executive Officer) (Principal Financial and Accounting Officer)